UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2023

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On November 6, 2023, BK Technologies, Inc., a wholly owned subsidiary of BK Technologies Corporation, a Nevada corporation (the “Company”), entered into a Master Supply Agreement (the “MSA”) and Transition Services Agreement (the “TSA,” and together with the MSA, the “Agreements”) with East West Manufacturing, LLC, a Georgia limited liability company (“East West”). Pursuant to the Agreements, the Company will transition its West Melbourne, Florida manufacturing activities to East West’s facilities, and East West will become the exclusive third-party manufacturer of the Company’s radio product line under a three-year arrangement. In connection with the Agreements, the Company and East West entered into a Stock Purchase Agreement (the “SPA”), pursuant to which East West will purchase 77,520 shares of the Company’s common stock (the “BKTI Stock”) with a value equal to $1,000,000. The number of shares of BKTI Stock was determined based upon a price per share of $12.90, which is equal to the average of the closing price of BKTI Stock on the NYSE American exchange for the 30 most recent trading days prior to November 6, 2023, rounded up to the nearest whole number of shares. Additionally, East West purchased a warrant (“Warrant”), with a five-year term to purchase up to 135,300 shares of the Company’s common stock at an exercise price per share of $15.00. The consideration for the Warrant is payment equal to (a) One Million Dollars ($1,000,000) minus (b) (i) the amount of any outstanding accounts payable by Company to East West and (ii) the amount of any excess or obsolete inventory of Company currently held by East West (solely to the extent not otherwise taken into account pursuant to the MSA or any other agreement between the Company and East West). The BKTI Stock, the Warrant and the shares issuable upon exercise of the Warrant were issued to an accredited investor in a private placement exempt from the registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). The Company’s reliance upon Section 4(a)(2) of the Securities Act is based in part upon the following factors: (a) the issuance of the securities was in connection with isolated private transactions which did not involve any public offering; (b) there were a limited number of offerees; (c) there will be no subsequent or contemporaneous public offerings of the Warrant or the shares underlying the Warrant by the Company; and (d) the negotiations for the sale of the securities took place directly between East West and the Company.

The preceding description of the Agreements, the SPA and Warrant is a summary of material terms, does not purport to be complete, and is qualified in its entirety by reference to the MSA, TSA, SPA and Warrant, copies of which are being filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 6, 2023, the Company issued a press release regarding the Agreements and East West’s investment in the Company as described above, which is attached hereto as Exhibit 99.1.

The press release included as Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*+	Master Supply Agreement between the Company and East West dated November 6, 2023

10.2*+	Transition Services Agreement between the Company and East West dated November 6, 2023

10.3	Stock Purchase Agreement dated November 6, 2023, between the Company and East West

10.4	Warrant dated November 6, 2023

99.1	Press Release, dated November 6, 2023, issued by the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

____________

* Certain exhibits and schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

+ Certain portions of this exhibit have been redacted pursuant to Regulation S-K Item 601(b)(10)(iv). The Company agrees to furnish a copy of any redacted information to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: November 8, 2023	By:	/s/ Scott A. Malmanger
Scott A. Malmanger
Chief Financial Officer

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